Farmer Mac Names Nader Pasdar as Executive Vice President – Chief Business Officer

WASHINGTON, D.C., August 13, 2026 – The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today announced the appointment of Nader Pasdar as its Executive Vice President – Chief Business Officer, starting August 17, 2026. Mr. Pasdar will report directly to Zachary N. Carpenter, who previously served as the company’s Executive Vice President – Chief Business Officer and assumed the role of President and Chief Executive Officer on July 1 of this year.

“Nader is a highly respected leader whose deep knowledge of agriculture, rural finance, and capital markets makes him an excellent fit for Farmer Mac and our mission,” said Mr. Carpenter. “His appointment marks an important milestone as we continue evolving to meet the needs of the crucial sectors we serve and position our organization for future growth and success. Nader’s strong relationships across the agricultural finance community, strategic perspective, and collaborative leadership style will help us build on our momentum, execute on our growth strategy, and continue creating value for the customers, communities, and industries we serve.”

Mr. Pasdar has more than 25 years of experience in agricultural finance, lending, capital markets, and business leadership. Prior to joining Farmer Mac, he served as Chief Executive Officer of Rabo Securities and Managing Director, Head of Markets North America for Rabobank, where he was responsible for capital markets, sales, trading, business development, and compliance activities across North America. Over his career at Rabobank, Mr. Pasdar progressed through increasingly senior leadership positions spanning relationship management, debt capital markets, syndications, and wholesale banking, playing a key role in developing the organization into a leading capital markets participant in the North American food and agribusiness sector.

Mr. Pasdar has extensive experience working with agricultural lenders, agribusinesses, and investors across rural America. As a founding member of Rabobank’s loan syndication team, he contributed to the execution of hundreds of lead-arranged financings and developed deep relationships throughout the agricultural finance sector and the Farm Credit System. His background combines strategic business development expertise, capital markets leadership, and a longstanding commitment to enhancing the agricultural economy.

“It’s an honor to join Farmer Mac and contribute to an organization with such a unique and important mission,” said Mr. Pasdar. “Throughout my career, I have been passionate about supporting the financial institutions, producers, agribusinesses, and rural businesses that help drive the rural economy. Farmer Mac plays a vital role in expanding access to capital and liquidity across these sectors, and I am excited to work alongside Zack, the leadership team, and colleagues across the company to help advance that mission and support the next phase of Farmer Mac’s growth.”
Mr. Pasdar earned an M.B.A. in finance from Boston University’s Questrom School of Business and a B.S. degree in economics from Temple University.

About Farmer Mac

Farmer Mac is driven by its mission to increase the accessibility of financing to provide vital liquidity for American agriculture and rural infrastructure. Our secondary market provides liquidity to our nation’s agricultural and infrastructure businesses, supporting a vibrant and strong rural America. We offer a wide range of solutions to help meet financial institutions’ growth, liquidity, risk management, and capital relief needs across diverse markets, including agriculture, agribusiness, broadband infrastructure, power and utilities, and renewable energy. We are uniquely positioned to facilitate competitive access to financing that fuels growth, innovation, and prosperity in America’s rural and agricultural communities. Additional information about Farmer Mac is available on our website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Lisa Meyer, Media Inquiries
(202) 872-7700

* * * *
2